UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 7, 2005 (Date of earliest event reported):

VISUAL NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23699	52-1837515

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2092 Gaither Road
Rockville, Maryland 20850
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (301) 296-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Other Events

Item 8.01. Other Events.

     On June 7, 2005, Visual Networks, Inc. (“Visual”) received a definitive, binding notice from a debenture holder requesting the repayment in full of an aggregate of $4,000,000 of Visual’s outstanding 5% convertible debentures due March 25, 2006. Visual will pay in cash such amounts and any interest due thereon not later than June 21, 2005, pursuant to the terms of the debentures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISUAL NETWORKS, INC.
By:	/s/ Donald E. Clarke
Donald E. Clarke
Executive Vice President and Chief Financial Officer

Dated: June 10, 2005